    AMENDMENT TO SEVERANCE AGREEMENT AND RELEASE OF CLAIMS


    This Amendment to Severance Agreement and Release of Claims ("Amendment") is made and entered into as of July 1, 1997, by and between Kipp Johnson (hereinafter "Executive") and Access Health, Inc., a Delaware corporation (hereinafter "Company"). The Company and Executive are sometimes referred to individually as "Party" or collectively as "the Parties."

    WHEREAS, on January 28, 1997, the Parties entered into an agreement entitled "Severance Agreement" (hereafter "Severance Agreement"), a true and correct copy of which is attached hereto as Exhibit A and incorporated herein as if set forth in full;

    WHEREAS, a dispute has arisen between the Parties as to the interpretation and application of the Severance Agreement upon termination of Executive's employment;

    WHEREAS, the Parties disagree as to whether the Severance Agreement reflects the terms of severance that were approved by the Board of Directors of the Company; and

    WHEREAS, the Parties desire by the Amendment to resolve their differences and effectuate the orderly and amicable termination of Executive's employment;

    NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive agree to modify, alter and clarify the terms of the Severance Agreement, as follows:

    1. EFFECT ON AMENDMENT. This Amendment is intended by the Parties to modify, alter and clarify certain recitals, terms and conditions of the Severance Agreement attached hereto as Exhibit A. To the extent that the recitals, terms and conditions of this Amendment conflict with, contravene or are inconsistent with the recitals, terms and conditions of the Severance Agreement, the recitals, terms and conditions of this Amendment shall be controlling and shall supersede and replace such inconsistent, contravening or inconsistent recitals, terms and conditions of the Severance Agreement. In all other respects, and except as specifically modified, altered or clarified by this Amendment, the Parties hereby reaffirm and agree to be bound by the recitals, terms and conditions of the Severance Agreement.

    2. TERMINATION OF EMPLOYMENT. Executive's employment with the Company shall terminate as of July 1, 1997 (hereafter "Termination Date"). Thereafter and until August 1,1997, Executive shall provide telephonic assistance as reasonably requested by the Company in the transition of Executive's responsibilities to other employees of the Company. It is expressly agreed that Executive shall not be required to keep office hours during this transition period, but will make himself reasonably available by telephone to answer questions or provide advice. Except as specifically described herein, Executive shall have no obligation or responsibility to provide any services, consultation, business efforts, time or work of any sort to or on behalf of Company from and after the Termination Date.

    3. CONSIDERATION. In consideration for Executive's willingness to execute this Amendment, perform the obligations created hereby, and to specifically enter into the Covenant Not to Compete or Solicit set forth herein, the Company agrees to the following:

         (a) SALARY CONTINUATION. The Company shall continue to pay to the Executive his base compensation as in effect July 1, 1997, for the period beginning July 1, 1997, through November 18, 1998 (the "Severance Period"), in equal bi-weekly payments minus ordinary and required statutory deductions during the Severance Period. The Executive hereby waives any right to payments with respect to bonuses that become payable after the Termination Date.

         (b) STOCK OPTIONS. As of the Termination Date, all stock options set forth on Exhibit B attached hereto and by this reference incorporated herein shall vest and become fully exercisable to the extent set forth thereon. Executive shall have 150 days following the Termination Date to exercise any stock option to the extent so vested and exercisable. Any stock option of Executive not exercised by the end of such period shall be automatically canceled. No other stock options shall be accelerated or otherwise vested.

         (c) EMPLOYEE STOCK PURCHASE PLAN. Executive's termination of employment with the Company shall be a termination for purposes of the Employee Stock Purchase Plan (the "ESPP") of the Company. Executive's accumulated contributions to the ESPP through the Termination Date shall be refunded to the Executive pursuant to the terms of the ESPP as soon as practicable.

         (d) HEALTH INSURANCE. The Company shall continue to provide Company-paid health insurance coverage to Executive during the Severance Period at the level of such coverage as of the Termination Date. Such coverage shall be discontinued to the extent that Executive receives equivalent coverage in connection with new employment during the Severance Period.

    4. ATTORNEY'S FEES. The Company shall reimburse the Executive for up to $2,500.00 in reasonable attorney's fees incurred in connection with the execution of this Amendment, such reimbursement to be made in accordance with Company's normal payment schedule following receipt by Company of valid invoices that comply with the Company's written billing requirements for its outside counsel.

    5. NO DUTY TO MITIGATE. The Executive shall not be required to mitigate the amount of any payment contemplated by this Amendment (whether by seeking new employment or in any other manner).

    6. DEATH OF EXECUTIVE. In the event Executive dies during the Severance Period, all amounts payable hereunder shall be paid to the Executive's estate or to such person as shall have the right to receive such payments by will or the laws of descent and distribution.

    7. MUTUAL RELEASE OF CLAIMS. Except as otherwise specifically provided in this Amendment, the Parties agree that the consideration set forth in this Amendment represents settlement in full of all outstanding obligations owed to Executive by the Company and of all of his claims and disputes against the Company, and the Parties agree further that in consideration of the mutual promises and obligations set forth herein, they each, on behalf of themselves and their respective heirs, family members, executors, employees, officers, directors, board members, successors and assigns, hereby fully, unconditionally and forever release and discharge the other and their respective heirs, family, board members, executors, officers, directors, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matter of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the execution date of this Amendment including, without limitation:

         (a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

         (b) any and all claims relating to or arising from Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

         (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; libel or defamation; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

         (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, and the Fair Labor Standards Act;

         (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

         (f)  any and all claims for attorneys' fees and costs; and

         (g) any and all claims arising out of any act or omission by Executive, whether negligent or intentional, which occurred during the course and scope of Executive's employment with Company.

The Parties further agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Amendment.

    8. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Amendment. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that (a) he should consult with an attorney PRIOR to executing this Amendment; (b) he has at least twenty-one (21) days within which to consider this Amendment; (c) he has at least seven (7) days following the execution of this Amendment by the parties to revoke the Amendment; and (d) this Amendment shall not be effective until the revocation period has expired.

    9. CONFIDENTIAL INFORMATION. Executive agrees to continue to maintain the confidentiality of all confidential and proprietary information of the Company for as long as it remains confidential and proprietary information, and shall continue to comply with the terms and conditions of any and all confidentiality agreements between Executive and the Company, including specifically that Confidentiality Agreement attached as Exhibit C to the Severance Agreement and by this reference incorporated herein. The terms of such Confidentiality Agreement shall survive the date of termination of this Amendment.

    10. COVENANT NOT TO COMPETE OR SOLICIT. For purposes of this Amendment, the "Company's Business" is defined as "providing symptom-based triage and/or assessment that results in provider selection, patient channeling and/or patient advice, as well as condition and/or disease management services, delivered via an inbound or outbound telephone call center system to sponsored members of health benefit plans provided by risk-bearing insurance companies, provider groups, network managers, self-insured organizations, government organizations and/or employers within the Company's "Service Area," which is defined to include the U.S.A., Canada, South Africa, Portugal, Brazil, Argentina, the United Kingdom, Germany, France, Switzerland, Norway, Sweden, Denmark, the Netherlands, Belgium, Luxembourg, New Zealand, Italy, Spain, Austria and Australia. In consideration for the fulfillment and performance of the promises and obligations of the Company as set forth in Paragraph 3 herein, for the period beginning on the Termination Date and ending on November 18, 1998 (the "Non-Compete

Period"), Executive shall not (without express written waiver), directly or indirectly, engage in the following conduct within the Service Area:

         (a) Actively, directly or indirectly, recruit or solicit, attempt to recruit or solicit, or assist any other person or entity in recruiting or soliciting for hire any person who was an employee of Company within the six-month period prior to such actual or attempted recruitment or solicitation.

         (b) Render services as a sole proprietor, agent, consultant, contractor, employee, officer, director, stockholder or partner, for free or for consideration, on Executive's own behalf or on behalf of any other person or entity, consulting, employment or other services to any person or entity if such services rendered by Executive are in any way related to the Company's Business as defined in this Section 10, or if such services are intended to help any person or entity enter into or expand into the Company's Business or improve their competitive position in Company's Business.

         (c) Accept employment with or render consulting or other services as an agent, consultant, contractor, employee, officer, director, stockholder or partner for free or consideration, on Executive's behalf or on behalf of any other person or entity, to any person or entity which was or is a competitor or prospective competitor of Company. Company acknowledges that a complete listing of all such competitors or prospective competitors is attached hereto as Exhibit C and incorporated herein by this reference.

         (d) Participate in the solicitation of Company's employees, customers, or suppliers to breach, modify or terminate any agreement(s) or relationship(s) that they may have with Company.

         (e) Participate voluntarily with any person or entity that is involved in (i) a negotiation with Company involving a contract or services to be rendered by Company or (ii) a potential or existing business or legal dispute with Company including but not limited to litigation, except as may be required by law.

    11.  REMEDIES.

         (a) In the event of any breach of the covenants set forth in Section 10 above, as found by an arbitrator pursuant to the arbitration process set forth in Section 12 below, Executive agrees that he shall return to the Company the after-tax value of all salary continuation payments made to the Executive hereunder from the Termination Date, and, as applicable, either (i) resell to the Company at his original purchase price all shares of common stock of the Company purchased by Executive upon exercise of accelerated options on or after the Termination Date or (ii) forfeit to the Company the proceeds from any sale of such shares above his original purchase price. In addition, any unexercised options then held by the Executive shall be automatically canceled.

         (b) Executive agrees that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Section 10. Accordingly, Executive agrees that if he is found by an arbitrator pursuant to the arbitration process set forth in Section 12 below to have breached any provision of Section 10, the Company will have available, in addition to the damages set forth in paragraph (a) above and any other right or remedy otherwise available, the right to obtain an injunction from the arbitrator and from a subsequent court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Amendment. Executive further agrees that no bond or other security shall be required in obtaining such equitable relief, nor will proof of actual damages be required for such equitable relief. Executive hereby expressly consents to the issuance of such injunction and to the ordering of such specific performance.

         (c)  The parties agree that in the event the Company believes
Executive has breached the Covenant Not to Compete or Solicit set forth in
Section 10 above, the Company will give the Executive notice of such breach within thirty (30) days of the date Company first has actual knowledge of Executive's alleged breach. Executive shall have thirty (30) days from receipt of such notice to cure such alleged breach. If such breach is not cured to Company's satisfaction within such thirty (30) day period or if Executive disagrees with Company's conclusion that a breach has occurred, and the parties cannot satisfactorily agree to a solution, either party may begin the arbitration process set forth in Section 12 of this Amendment upon five (5) days written notice to the other party.

    12.  ARBITRATION AND GOVERNING LAW.

         (a) The Parties agree that any dispute or controversy arising out of, relating to, or in connection with this Amendment or the Severance Agreement, the interpretation, validity, construction, performance, breach, meaning, application, effect, enforceability, or termination thereof, or any of the matters herein released shall be settled by binding arbitration to be held in Denver, Colorado in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator shall be chosen in accordance with paragraph 12(d) below. The arbitrator may grant injunctions or other relief in such dispute or controversy.

         (b) The arbitrator(s) shall apply Colorado law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Executive hereby consents to the personal jurisdiction of the state and federal courts located in Colorado for any action or proceeding arising from or relating to this Amendment or relating to any arbitration in which the Parties are participants.

         (c) The arbitrator shall have the discretion to award reasonable costs to the prevailing party, provided however, that each party shall bear their own attorney's fees and an equal share of the arbitrator(s)' fees in said proceedings.

         (d) The parties shall agree upon an arbitrator to hear and determine the matter. If the parties are unable to agree on a single arbitrator within ten (10) days following service of a demand for arbitration by a Party, each side to the dispute shall, within ten (10) days thereafter, select one arbitrator, the two arbitrators selected shall, within ten (10) days following their selection, select a third arbitrator, and the three arbitrators so selected will then hear and finally determine the matter, except that the parties can agree that the third arbitrator so chosen may alone hear and determine the matter. Should any party or arbitrator fail to make the arbitrator selections within the times specified herein, a complying Party or arbitrator may immediately ask the Presiding Judge of the Superior Court in the County of Denver, Colorado to select the arbitrator(s) without notice to the non-complying Party or arbitrator and the non-complying Party shall accept the arbitrator(s) so selected without objection. Except upon the agreement in writing of all sides to the dispute, the arbitration hearing shall be commenced not later than sixty (60) days from the date of service of a demand for arbitration and shall be completed not later than ninety (90) days from the date of service of a demand for arbitration. The arbitration proceedings shall be conducted in the County of Denver, Colorado. Discovery may be conducted in the same manner as if the matter were a civil action pending before a court of competent jurisdiction in Denver, Colorado. Any disputes concerning discovery will be submitted to the arbitrator(s) for final resolution. The award rendered by the arbitrator(s) shall be final, conclusive and binding upon all parties and may be entered as a judgment in any court of competent jurisdiction. There shall be no right to appeal from any such award or judgment.

         (e) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION 12, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AMENDMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AMENDMENT, THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, OR ANY OF THE MATTERS HEREIN TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THIS SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS.

    13. NON-DISPARAGEMENT. The Parties agree to refrain from any disparagement, defamation, slander of the other, or tortious interference with the contracts and relationships of the other. Executive acknowledges that it is Company's policy to give only dates of employment when asked for references by prospective employers.

    14. TAX CONSEQUENCES. All payments made pursuant to the Amendment shall be subject to applicable withholding taxes.

    15. NO ADMISSION OF LIABILITY. No action taken by the Parties hereto, or either of them, either previously or in connection with this Amendment shall be deemed or construed to be (a) an admission, directly or by implication of the truth or falsity of any claims heretofore made or that the Company has violated any law, rule, regulation, or contractual right, duty or obligation owed to Executive or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party. It is agreed that the fact of this settlement cannot be used by any Party or any other person to demonstrate or suggest an admission on the part of the Company.

    16. AUTHORITY. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Amendment. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Amendment. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

    17. NO REPRESENTATIONS. Each Party represents that it has carefully read and understands the scope and effect of the provisions of this Amendment. The Parties agree that they do not rely and have not relied upon any representations or statements made by any other party hereto which are not specifically set forth in this Amendment.

    18. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Amendment shall continue in full force and effect without said provision.

    19. ENTIRE AMENDMENT. This Amendment between Executive and the Company represents the entire amendment and understanding between the Parties as to the subject matter herein and supersedes and replaces any and all prior agreements and understandings, whether written or oral, including without limitation the Severance Agreement.

    20. NO ORAL MODIFICATION. This Amendment may only be amended in writing signed by all Parties.

    21. COUNTERPARTS. This Amendment may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

    22. EFFECTIVE DATE. This Amendment is effective seven (7) days after it has been signed by the Parties.

    23. SURVIVAL OF CONFIDENTIALITY AGREEMENT. Executive acknowledges that he is in possession of Proprietary Information as defined in the Confidentiality Agreement attached as Exhibit C to the Severance Agreement. Executive agrees that his obligation not to use or disclose to anyone such Proprietary Information shall survive the terms of this Amendment.

    24. VOLUNTARY EXECUTION OF AMENDMENT. This Amendment is executed voluntarily and without any duress or undue influence on the part or behalf of any Parties hereto, with the full intent of releasing all claims. Executive acknowledges that:

         (a)  he has read this Amendment;

         (b) he has had the opportunity to consult legal counsel of his own choice to the fullest extent he deems appropriate and necessary;

         (c) he understands the terms and consequences of this Amendment and of the releases it contains; and

         (d) he is fully aware of the legal and binding effect of this Amendment.

    IN WITNESS WHEREOF, the Company and Executive voluntarily agree to and have executed this Amendment as of the date first set forth above.


EXECUTIVE:                             ACCESS HEALTH, INC.:

                                       By:
-----------------------------------         ------------------------------------
Kipp Johnson                                Joseph P. Tallman

                                       Its:  Chief Executive Officer

Date:                                   Date:
     ------------------------------          -----------------------------------




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